EXHIBIT 99.1

Edgewater Announces Third Quarter Financial Results

Service Revenue Stabilizes; In Line With Expectations

WAKEFIELD, Mass., Nov. 4, 2009 (GLOBE NEWSWIRE) -- A technology management consulting firm specializing in providing specialty information technology ("IT") services, Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com) ("Edgewater" or the "Company") today announced financial results for its third quarter ended September 30, 2009.

Third Quarter Results

Financial results and utilization for the quarter ended September 30, 2009:

 * Total revenue decreased 35.8%, to $11.8 million, compared to
   $18.3 million in the third quarter of 2008;
 * Service revenue decreased 36.3%, to $10.9 million, compared to
   $17.0 million in the third quarter of 2008;
 * Gross profit was $4.2 million, or 35.6% of total revenue, compared to $7.5 million, or 40.7% of total revenue in the third quarter of 2008;
 * Gross profit margin related to service revenue was 38.6%, compared to 43.6% in the third quarter of 2008;
 * Utilization was 65.1%, compared to 71.9% during the third quarter of 2008;
 * Net loss was $(249) thousand, or $(0.02) per diluted share, compared to a net profit of $788 thousand, or $0.06 per diluted share, in the third quarter of 2008;
 * Adjusted EBITDA amounted to $53 thousand, or $0.00 per diluted share, compared to $1.5 million, or $0.12 per diluted share, during the third quarter of 2008; and
 * Cash flow provided by operating activities was $735 thousand, compared to cash flow provided by operating activities of $2.4 million during the third quarter of 2008.

First Nine Months of 2009

Financial results and utilization for the nine months ended September 30, 2009:

 * Total revenue decreased 32.6%, to $38.7 million, compared to
   $57.4 million during the first nine months of 2008;
 * Service revenue decreased 33.3%, to $35.4 million, compared to
   $53.1 million during the first nine months of 2008;
 * Gross profit was $12.0 million, or 30.9% of total revenue, compared to $22.5 million, 39.2% of total revenue during the first nine months of 2008;
 * Gross profit margin related to service revenue was 33.4%, compared to 42.0% during the first nine months of 2008;
 * Utilization was 65.1%, compared to 75.2% during the first nine months of 2008;
 * Net loss amounted to $(2.0) million, or $(0.16) per diluted share, compared to a net loss of $(19.1) million, or $(1.46) per diluted share, during the first nine months of 2008, which reflects $24.7 million in non-cash impairment charges recorded against the carrying value of certain goodwill and intangible assets during the second quarter of 2008;
 * Adjusted EBITDA amounted to $(1.6) million, or $(0.13) per diluted share, compared to $4.1 million, or $0.31 per diluted share, during the first nine months of 2008; and
 * Cash flow used in operating activities was $(300) thousand, compared to cash flow provided by operating activities of $2.3 million during the first nine months of 2008.

Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"Our third quarter results reflect a stabilization of our operations, and that we have, in comparison to our second quarter of 2009 operating results, achieved an operating baseline against which we can evaluate the impact of strategic initiatives and actions," stated Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"The cost savings measures we enacted in the first half of 2009 had the desired impact upon our third quarter operating results. We improved our gross margin, as a percentage of revenue, to 35.6%, as compared to 26.0% during the second quarter of 2009. Additionally, despite the downward pressure of summer vacations, we managed to improve our third quarter billable consultant utilization rate to 65.1%, as compared to 62.6% during the second quarter of 2009," continued Ms. Singleton.

Ms. Singleton concluded, "We are happy to see the signs of stabilization in our business as we enter the fourth quarter. We believe that our current backlog supports a service revenue level consistent with our reported third quarter service revenue. However, we are mindful that our ability to convert existing backlog into revenue may be impacted by potential cost cutting measures by our customers. During the fourth quarter of 2008, in direct response to the economic downturn, some of our customers implemented mandatory shutdowns during the last two weeks of the year, which reduced our anticipated revenue. Given this possibility and in conjunction with traditional seasonality, we anticipate that service revenue in the fourth quarter of 2009 will be flat to slightly down, as compared to the third quarter of 2009."

Third Quarter Conference Call Details

Edgewater has scheduled a conference call on Wednesday, November 4, at 10:00 a.m. (ET) to discuss its third quarter 2009 financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 888-778-9053. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the call can be accessed via Edgewater's investor relations website at http://ir.edgewater.com or by dialing 888-203-1112 (domestic) or 719-457-0820 (international) (pass code 5402126) from 12:00 p.m. (ET) Wednesday, November 4 through 11:59 p.m. (ET) Wednesday, November 18.

About Edgewater Technology, Inc.

Edgewater is an innovative technology management consulting firm. We provide a unique blend of specialty IT services by leveraging our proven industry expertise in strategy, technology and enterprise performance management. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our 2009 outlook, future revenue, cost control efforts and customer spending outlook. The forward looking statements included in the Press Release relate to future events or our future financial conditions or performance. In some cases, you can identify forward-looking statements by terminology such as "proactively", "steps", "continue", "invest", "promising", "growth", "will", "emerge", "healthier", "better", "secure", "new", "broaden", "reach", "increase", "goal", "focus", "managing", "enable", "weather", "capitalize", "improve", "outlook", "experiencing", "effects", "factors", "anticipate", "may," "should," "believe," "future," "forward," "objective," "growth," "expect," "intend," "plan," "expand," "build," "strategic," "expiration," "provide," "offer," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "can," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our SEC filings; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (11) the failure of the marketplace to embrace specialty consulting services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2008 Annual Report on Form 10-K filed with the SEC on March 10, 2009. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Selected Financial Data:

                       EDGEWATER TECHNOLOGY, INC.
                Consolidated Statement of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                                Three Months Ended   Nine Months Ended
                                   September 30,       September 30,
                                ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------
 Revenue:
  Service revenue               $ 10,852  $ 17,039  $ 35,421  $ 53,134
  Software                           154       122       617       824
  Reimbursable expenses              771     1,184     2,656     3,461
                                --------  --------  --------  --------
   Total revenue                  11,777    18,345    38,694    57,419

 Cost of revenue:
  Project and personnel costs *    6,667     9,613    23,600    30,797
  Software costs                     147        81       464       643
  Reimbursable expenses              771     1,184     2,656     3,461
                                --------  --------  --------  --------
   Total cost of revenue           7,585    10,878    26,720    34,901
                                --------  --------  --------  --------
   Gross profit                    4,192     7,467    11,974    22,518

  Selling, general and
   administrative *                4,139     5,925    13,536    18,429
  Depreciation and amortization      690       853     2,092     2,934
  Impairment of goodwill and
   intangible assets                  --        --        --    24,740
                                --------  --------  --------  --------
   Operating (loss) income          (637)      689    (3,654)  (23,585)

 Other (expense) income, net          (8)       97       105       413
                                --------  --------  --------  --------
 (Loss) income before income
  taxes                             (645)      786    (3,549)  (23,172)

 Income tax benefit                 (396)       (2)   (1,568)   (4,073)
                                --------  --------  --------  --------
  Net (loss) income             $   (249) $    788  $ (1,981) $(19,099)
                                ========  ========  ========  ========

 BASIC (LOSS) INCOME PER SHARE:
  Basic (loss) income per share $   (0.2) $   0.06  $  (0.16) $  (1.46)
                                ========  ========  ========  ========
  Weighted Average Shares
   Outstanding - Basic            12,063    13,035    12,072    13,105
                                ========  ========  ========  ========

 DILUTED (LOSS) INCOME PER
   SHARE:
  Diluted (loss) income per
   share                        $   (0.2) $   0.06  $  (0.16) $  (1.46)
                                ========  ========  ========  ========
  Weighted Average Shares
   Outstanding - Diluted          12,063    13,177    12,072    13,105
                                ========  ========  ========  ========

  * - Amount of stock-based
       compensation expense
       included in each of
       the respective expense
       categories reported
       above:
        Cost of revenue -
         Project and personnel
         costs                  $     58  $     65  $    205  $    304
        Selling, general and
         administrative
         expenses                    165       234       702       908
                                --------  --------  --------  --------
          Total                 $    223  $    299  $    907  $  1,212
                                ========  ========  ========  ========

                        EDGEWATER TECHNOLOGY, INC.
                 Condensed Consolidated Balance Sheets
                             (In thousands)

                                                 Sept. 30,    Dec. 31,
                                                    2009        2008
                                                 ---------   ---------
                                                (Unaudited)  (Audited)
 Assets
 ------
 Cash and marketable securities                  $  23,628   $  24,566
 Accounts receivable, net                            8,696      11,683
 Deferred taxes, current                               942         942
 Prepaid expenses and other assets, current          1,708         782
                                                 ---------   ---------
   Total current assets                             34,974      37,973
 Fixed assets, net                                   3,318       4,013
 Deferred taxes, net                                22,825      21,451
 Intangible assets, net                              2,193       3,592
 Goodwill                                              130          --
 Other assets                                           96          41
                                                 ---------   ---------
   Total Assets                                  $  63,536   $  67,070
                                                 =========   =========

 Liabilities and Stockholders' Equity
 ------------------------------------
 Accounts payable and accrued liabilities        $   2,955   $   3,692
 Accrued payroll and related liabilities             2,590       3,893
 Deferred revenue and other liabilities                885         892
 Capital lease obligations, current                    224         215
                                                 ---------   ---------
   Total current liabilities                         6,654       8,692
 Capital lease obligations                             250         420
                                                 ---------   ---------
   Total liabilities                                 6,904       9,112
 Stockholders' Equity                               56,632      57,958
                                                 ---------   ---------
   Total Liabilities and Stockholders' Equity    $  63,536   $  67,070
                                                 =========   =========

 Shares Outstanding                                 12,097      12,162
                                                 =========   =========

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, our write-off of goodwill and intangible assets during the second and fourth quarters of 2008 was significant and such former balance sheet amounts will not have an impact on future results; consequently, our Adjusted EBITDA calculation excludes the effects of such write-offs to facilitate an understanding of period-to-period changes in our core operating results. We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

                         EDGEWATER TECHNOLOGY, INC.
        Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBTIDA
                 (In thousands, except per share amounts)
                                (Unaudited)

                             For the Three Months  For the Nine Months
                              Ended September 30,  Ended September 30,
                             --------------------  --------------------
                                2009       2008       2009       2008
                             ---------  ---------  ---------  ---------

 Reconciliation of GAAP Net loss, Adjusted EBITDA and Adjusted EBITDA per Diluted Share (Non-GAAP):

 Reported GAAP net loss      $    (249) $     788  $  (1,981) $ (19,099)
 Add: Income tax benefit          (396)        (2)    (1,568)    (4,073)
 Add: Depreciation and
  amortization                     690        853      2,092      2,934
 Add: Goodwill and
  intangible asset
  impairment charges                --         --         --     24,740
 Less: Other expense
  (income), net                      8        (97)      (105)      (413)
                             ---------  ---------  ---------  ---------
 Adjusted EBITDA(1)          $      53  $   1,542  $  (1,562) $   4,089
                             ---------  ---------  ---------  ---------
 Adjusted EBITDA per diluted
  share(1)                   $    0.00  $    0.12  $   (0.13) $    0.31
                             =========  =========  =========  =========

 1 - Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP
 performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income (Loss), GAAP Net Income (Loss) and
 Diluted Earnings (Loss) per Share. Adjusted EBITDA and Adjusted EBITDA
 per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. We define
 Adjusted EBITDA as net income (loss) less interest income and other, net, plus taxes, depreciation and amortization and goodwill and intangible impairment charges. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings (Loss) per Share calculations.

CONTACT:  Edgewater Technology, Inc.
          Timothy R. Oakes, Chief Financial Officer
          Barbara Warren-Sica, VP Corporate Communications/
           Investor Relations
          (781) 246-3343
          ir@edgewater.com